THE OFFITBANK VARIABLE INSURANCE FUND, INC.
                                 HIGH YIELD FUND
                                   EXHIBIT 16
                                  TOTAL RETURN

AGGREGATE ANNUAL TOTAL RETURN

T = (ERV/P) - 1

WHERE:              T =         TOTAL RETURN

                    ERV = REDEEMABLE VALUE AT THE END OF THE PERIOD OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING OF THE PERIOD

                    P =         A HYPOTHETICAL INITIAL INVESTMENT OF $1,000

EXAMPLE:

         SINCE INCEPTION:          (  04/01/96 TO 03/31/97 ):
                                   (  1,119.00 /1,000) -1 =         11.90%


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                   THE OFFITBANK VARIABLE INSURANCE FUND, INC.
                              EMERGING MARKETS FUND
                                   EXHIBIT 16
                                  TOTAL RETURN


AGGREGATE ANNUAL TOTAL RETURN

T = (ERV/P) - 1

WHERE:          T =         TOTAL RETURN

                ERV = REDEEMABLE VALUE AT THE END OF THE PERIOD OF A HYPOTHETICAL $1,000 INVESTMENT MADE AT THE BEGINNING OF THE PERIOD

                P =         A HYPOTHETICAL INITIAL INVESTMENT OF $1,000

EXAMPLE:

         SINCE INCEPTION:        (  08/28/96 TO 03/31/97 ):
                                 (  1,082.90 /1,000) -1 =              8.29%